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                                                                     EXHIBIT 4.1

ZG                            ZYMOGENETICS, INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

SEE REVERSE FOR CERTAIN DEFINITIONS AND A STATEMENT AS TO THE
RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SHARES

This certifies that

                                                               CUSIP 98985T 10 9

is the owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITHOUT PAR
VALUE, OF

                              ZYMOGENETICS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


PRESIDENT AND CHIEF EXECUTIVE OFFICER


Countersigned and Registered:


Transfer Agent and Registrar

By




Authorized Signature

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                               ZYMOGENETICS, INC


This certificate evidences shares of Voting Common Stock of the corporation. Other classes of shares of the corporation are or may in the future be authorized, and those classes may consist of one or more series of shares, each with different rights, preferences and limitations. The corporation will furnish any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of
survivorship and not as tenants
in common

COM PROP - as community property

UNIF GIFT MIN ACT - ......................Custodian......................
                      (Cust)                                    (Minor)

                      under Uniform Gifts to Minors
                      Act................................................
                                          (State)

UNIF TRF MIN ACT - .................Custodian (until age...........)
                      (Cust)

                   .......................under Uniform Transfers
                      (Minor)

                   to Minors Act........................................
                                          (State)

    Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED,                                     hereby sell, assign and
transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)


Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated

X
X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed


By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.